UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2009

NORTHEAST UTILITIES

(Exact name of registrant as specified in its charter)

Massachusetts	001-5324	04-2147929
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Federal Street, Building 111-4 Springfield, Massachusetts	01105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 665-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Concurrent with the election of Jay S. Buth as Vice President – Accounting and Controller of Northeast Utilities (NU) on June 9, 2009, as described in subsection (c) below, David R. McHale, Executive Vice President and Chief Financial Officer of NU, ceased to be designated as NU’s acting principal accounting officer.

(c)

(1)

On June 9, 2009, the NU Board of Trustees elected Jay S. Buth as Vice President - Accounting and Controller of NU.  There is no family relationship between Mr. Buth and any Trustee or executive officer of NU nor any arrangement or understanding between him and any other person pursuant to which he was elected to such position.

(2)

Mr. Buth is 39 years old.  He will hold this position until the next annual election of officers and until his successor is elected.  Prior to assuming this position, Mr. Buth was employed by Allegheny Energy, Inc., an unaffiliated electric utility holding company, as Director – Finance from May 2004 to May 2006.  From June 2006 to January 2009 he was employed by NJR Service Corporation, a subsidiary of New Jersey Resources Corporation, an unaffiliated gas utility holding company, as Controller and Vice President and Controller.

(3)

Mr. Buth is eligible to participate in the NU Deferred Compensation Plan for Executives and, beginning in 2010, annual and long-term programs under the NU Incentive Plan.  Each of such plans is described in NU’s 2009 Proxy Statement to Shareholders.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES (Registrants)
By: /s/ Randy A. Shoop Name: Randy A. Shoop Title: Vice President and Treasurer

Date:  June 11, 2009